Exhibit 21
Teleflex Incorporated
Subsidiaries

Jurisdiction of
Subsidiary	Incorporation
1950 Williams Drive, LLC	Delaware
4045181 Canada Inc.	Ontario
Advanced Thermodynamics Inc.	Ontario
Access Medical S.A.	France
AeroForge Corporation (1)	Indiana
Airfoil Technologies International-California, Inc	Delaware
Airfoil Technologies International-Ohio, Inc. (APS)	Delaware
Airfoil Technologies International LLC	Delaware
Airfoil Technologies International-UK, Ltd.	UK
Airfoil Technologies Singapore PTE LTD	Singapore
American General Aircraft Holding Co., Inc.	Delaware
Astraflex Limited	UK
Autogas Techniek Holland B.V.	Netherlands
Bavaria Cargo Technologie GmbH	Germany
Capro de Mexico, S.A. de C.V.	Mexico
Capro GP LLC	Delaware
Capro LP LLC	Delaware
Capro, Ltd.	Texas
Capro-Italy S.r.l.	Italy
Capro-Hungary Alkatreszgyarto Kft	Hungary
Cepco Precision Company of Canada, Inc.	Canada
Chemtronics International Ltd.	UK
Chongqing Teleflex Automotive Parts Co., Ltd.	China
Cofraca S.A.	France
Compart Automotive B.V.	The Netherlands
Ecotrans Environmental, Inc.	Delaware
Ecotrans Technologies, Inc.	Delaware
Entech, Inc.	New Jersey
Gator-Gard Incorporated	Delaware
Gibeck Larry Care AB	Sweden
HRC Holding Inc.	US
Hudson Euro Co.Holding S.a.r.l.	Luxembourg
Hudson RCI AB	Sweden
Hudson RCI GmBH	Germany
Hudson RCI (UK) Ltd.	UK
Hudson RCI SAS	France
Hudson Respiratory Care Inc.	US

Teleflex Incorporated
Subsidiaries

Jurisdiction of
Subsidiary	Incorporation
Hudson Respiratory Care Tecate, S. de R.L. de C.V.	Mexico
ICOR AB	Sweden
IH Holding LLC	Delaware
Industrias Hudson S.A. de C.V.	Mexico
Inmed (Malaysia) Holdings Sdn. Berhad	Malaysia
Inmed Acquisition, Inc.	Delaware
Inmed Corporation (2)	Georgia
Intelligent Applications Limited	UK
International Road & Rail (U.S.) Inc.	Delaware
Koltec-Necam, B.V.	Netherlands
Kwieclass Sdn. Bhd.	Malaysia
Lehr Precision, Inc. (3)	Ohio
Mal Tool & Engineering Limited	UK
McKechnie Engineered Plastics Limited and	UK
McKechnie Vehicle Components USA, Inc.	Delaware
Meddig Medizintechnik Vertriebs-GmbH	Germany
Medical Service Vertriebs-GmbH	Germany
Mediland Rusch Care S.r.l.	Italy
Morse Controls S.L. Spain	Spain
Norland Plastics Company	Delaware
Pabisch GmbH	Germany
Pilling Weck Chiurgische Produkte GmbH	Germany
Pilling Weck Incorporated (4)	Delaware
Pilling Weck Incorporated (5)	Pennsylvania
Pilling Weck (Asia) PTE Ltd. (6)	Singapore
Pilling Weck (Canada)Ltd.	Canada
Pilling Weck Canada L.P.	Canada
Productos Aereos, S.A. de C.V.	Mexico
RMH Controls Limited	UK
Rusch Asia Pacific Sdn. Berhad	Malaysia
Rusch Austria GmbH	Austria
Rusch (UK) Ltd.	UK
Rusch France S.A.R.L.	France
Rusch Italia S.A.R.L.	Italy
Rusch Manufacturing (UK) Ltd.	UK
Rusch Manufacturing Sdn. Berhad	Malaysia
Rusch Medica Espana SA	Spain
Rusch Medical, S.A. (7)	France
Rusch Mexico, S.A. de C.V.	Mexico
Rusch Sdn. Berhad	Malaysia
Rusch Uruguay Ltda.	Uruguay

Teleflex Incorporated
Subsidiaries

Jurisdiction of
Subsidiary	Incorporation
Rusch-Pilling Limited	Canada
S. Asferg Hospitalsartikler ApS	Denmark
Scila Clusienne	France
Shanghai Lone Star Cable Company, LTD	China
Shanghai Teleflex Auto Parts Co., Ltd.	China
Shanghai Teleflex Morse Dongfeng Control Systems Co., Ltd.	China
Sierra International Inc.	Illinois
Southwest Wire Rope GP LLC	Delaware
Southwest Wire Rope, LP.	Texas
SSI Surgical Services, Inc. (8)	New York
Steamer Holding AB	Sweden
Technology Development Corporation	Pennsylvania
Technology Holding Company	Delaware
Technology Holding Company II	Delaware
Technology Holding Company III	Delaware
Telair International AB	Sweden
Telair International GmbH (9)	Germany
Telair International Incorporated (10)	California
Telair International Incorporated	Delaware
Telair International Services GmbH	Germany
Telair International Services PTE LTD	Singapore
Teleflex (Canada) Limited	Canada (B.C.)
Teleflex Aerospace Manufacturing (France) SARL (11)	France
Teleflex Aerospace Manufacturing (Tourolle) S.A. (12)	France
Teleflex Aerospace Manufacturing de Mexico s. de R.L. de C.V. (13)	Mexico
Teleflex Aerospace Manufacturing Group, Inc. (14)	Delaware
Teleflex Automotive (Co-Partnership)	Michigan
Teleflex Automotive Germany GmbH (15)	Germany
Teleflex Automotive de Mexico S.A. de C.V.	Mexico
Teleflex Automotive Manufacturing Corporation	Delaware
Teleflex Automotive Slovakia s.r.o. (16)	Slovakia
Teleflex do Brasil S.A.	Brasil
Teleflex Canada LP	Canada
Teleflex Castings LLC	Delaware
Teleflex Capro Pty Ltd	Australia
Teleflex-CT Devices Incorporated	Delaware
Telelfex Fluid Systems (Europe) BV	Netherlands
Teleflex Fluid Systems (Europe) SA	Spain
Teleflex Fluid Systems, Inc.	Connecticut
Teleflex Fluid Systems (UK) Limited	UK
Teleflex Funding Corporation	Delaware

Teleflex Incorporated
Subsidiaries

Jurisdiction of
Subsidiary	Incorporation
TeleflexGFI Control Systems, Inc.	Delaware
Teleflex GFI Control Systems LP	Canada
Teleflex GFI Europe B.V.	Netherlands
Teleflex Holding Company II	Delaware
Teleflex Holding Company (17)	Canada
Teleflex Holding Netherlands B.V.	Netherlands
Teleflex Holding Singapore Ptc. Ltd.	Singapore
Teleflex Industries Limited	UK
Teleflex Limited	UK
Teleflex Machine Products, Inc.	Delaware
Teleflex Medical de Mexico, SA. De C.V.	Mexico
Teleflex Medical Incorporated (18)	California
Teleflex Medical BE sprl (19)	Belgium
Teleflex Medical GmbH	Germany
Teleflex Medical Private Limited	India
Teleflex Medical s.a. (20)	France
Teleflex Medical s.r.l.	Italy
Teleflex Megatech Inc.	Ontario
Teleflex Morse GmbH	Germany
Teleflex Morse Limited	UK
Teleflex-Morse (N.Z.) Limited	New Zealand
Teleflex Morse Pte. Ltd.	Singapore
Teleflex Morse PTY Limited	Australia
Teleflex Morse Stockholm AB (formerly Morse Controls AB)	Sweden
Teleflex (Shenyang) Auto Parts Manufacture Co., Ltd.	China
Teleflex Swiss Holding GmbH	Switzerland
Teleflex TTS LLC	Delaware
Teleflex Turbine Services Corporation (21)	New York
Teleflex Turbine Services Construction Corporation	Louisiana
Teleflex UK Limited	UK
Texas Repair LLC	Delaware
TFX Automotive LTD (22)	UK
TFX Engineering Ltd.	Bermuda
TFX Equities Incorporated	Delaware
TFX Financial Services (UK)	UK
TFX Foreign Sales Corporation	Barbados
TFX Group Limited	UK
TFX Group LLC	Delaware
TFX Holding LP	Canada
TFX Holding GmbH	Germany
TFX International Corporation	Delaware

Teleflex Incorporated
Subsidiaries

Jurisdiction of
Subsidiary	Incorporation
TFX International S. A.(23)	France
TFX Marine Incorporated	Delaware
TFX Medical Incorporated (24)	Delaware
TFX North America Inc.	Delaware
TFX Medical Wire Products, Inc.	Delaware
TFX Scandinavia AB (25)	Sweden
Top Surgical GmbH	Germany
United Parts Driver Control Systems B.V.	The Netherlands
United Parts Driver Control Systems (UK) Ltd	UK
United Parts Driver Control Systems (Holding) GmbH	Germany
United Parts de Mexico SA de CV	Mexico
United Parts France S.A.	France
United Parts Group B.V.	The Netherlands
United Parts FHS Automobile Systeme GmbH	Germany
United Parts s.a.	France
Victor Huber GmbH	Germany
Willy Rusch GmbH	Germany
Willy Rusch Grundstucks und Beteiligungs AG + Co KG (“Rusch G B”)	Germany

1. Trades as Teleflex Aerospace Manufacturing Group-Indiana
2. Trades as Rusch Inc.
3. Trades as Sermatech-Lehr and Teleflex Aerospace Manufacturing Group-Ohio
4. Trades as Weck Closure Systems
5. Trades as Pilling Weck Surgical, Pilling, Pilling Surgical, Weck Closure Systems and Weck Surgical
6. Formerly Rusch-Pilling (Asia) PTE LTD.
7. Formerly Europe Medical, S.A.
8. Formerly Medical Sterilization, Inc.
9. Formerly Scandinavian Bellyloading Co. AB
10. Formerly The Talley Corporation. Trades as Teleflex Control Systems
11. Formerly Sermatech Mal-Tool SARL
12. Formerly Sermatech-Tourelle S.A.
13. Formerly Sermatech de Mexico s. de R.L. de C.V.
14. Formerly Sermatech Engineering Group, Inc.
15. Formerly Telair Cargo Electronic Systems GmbH
16. Formerly United Parts Slovakia s.r.o.
17. Formerly GFI Control Systems Inc.
18. Formerly Hudson Respiratory Care Inc.
19. Formerly Pilling Weck n.v.
20. Formerly Rusch Pilling S.A.

21. Formerly Turbine Technology Services Corporation
22. Formerly S.J. Clark (Cables) Limited. Trades as Clarks Cables.
23. Formerly Mal Tool & Engineering SARL
24. Trades as TFX Fluoroplastics
25. Formerly TFX Controls AB